UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 7, 2010
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07      Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of Reynolds American Inc. was held on May 7, 2010, in Winston-Salem, North Carolina, at which the following matters were submitted to a vote of shareholders:
(a)	Votes regarding the election of four Class III directors:

	For	Withheld	Broker Non-Votes
Martin D. Feinstein	214,052,308	2,320,993	16,731,559
Susan M. Ivey	213,509,916	2,863,385	16,731,559
Lionel L. Nowell, III	214,712,487	1,660,814	16,731,559
Neil R. Withington	214,555,034	1,818,267	16,731,559
(b)	Votes regarding the ratification of the appointment of KPMG LLP as independent auditors for 2010 were:

For	Against	Abstentions
231,677,338	1,271,868	155,654
(c)	Votes regarding the shareholder proposal on elimination of classified board were:

For	Against	Abstentions	Broker Non-Votes
73,872,038	142,209,755	291,508	16,731,559
(d)	Votes regarding the shareholder proposal on retention of equity compensation were:

For	Against	Abstentions	Broker Non-Votes
22,674,609	193,277,818	420,874	16,731,559
(e)	Votes regarding the shareholder proposal on communicating truth were:

For	Against	Abstentions	Broker Non-Votes
3,207,144	199,495,631	13,670,526	16,731,559
(f)	Votes regarding the shareholder proposal on human rights protocols for the company and its suppliers were:

For	Against	Abstentions	Broker Non-Votes
21,153,658	181,108,613	14,111,030	16,731,559

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: May 10, 2010